SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2004

Downey Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0633413 (I.R.S. employer identification number)

Commission file number: 1-13578

3501 Jamboree Road
Newport Beach, California 92660
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 854-0300

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 1.1
Exhibit 4.1

Item 5. Other Events.

     On June 16, 2004, Downey Financial Corp. (the “Registrant”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse First Boston LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein, relating to the sale of an aggregate principal amount of $200 million of the Registrant’s 6 1/2% Senior Notes due 2014 (the “Notes”).

     The Registrant expects to deliver the Notes to investors through the book-entry system of The Depository Trust Company and its participants on or about June 23, 2004, and the Registrant expects to receive net proceeds of approximately $197.8 million, after deducting underwriting discounts and estimated offering expenses.

     The terms of the offering and the Notes are described in the Registrant’s Prospectus dated December 1, 2000, as supplemented by a final Prospectus Supplement dated June 16, 2004, filed with the Securities and Exchange Commission on June 18, 2004 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

     Copies of the (1) Underwriting Agreement and (2) Form of the First Supplemental Indenture by and between the Registrant and Wilmington Trust Company, as trustee, relating to the issuance of the Notes, are attached as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

     The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement dated June 16, 2004 by and between the Registrant and Credit Suisse First Boston LLC and J.P. Morgan Securities, Inc., as representatives of the several underwriters named therein, with respect to the offering of the 6 1/2% Senior Notes due 2014.

4.1	Form of First Supplemental Indenture by and between the Registrant and Wilmington Trust Company, with respect to the 6 1/2% Senior Notes due 2014, including the Form of the 6 1/2% Senior Note which is an exhibit thereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Downey Financial Corp.
Date: June 21, 2004	By /s/ Thomas E. Prince
Thomas E. Prince
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement dated June 16, 2004 by and between the Registrant and Credit Suisse First Boston LLC and J.P. Morgan Securities, Inc., as representatives of the several underwriters named therein, with respect to the offering of the 6 1/2% Senior Notes due 2014.

4.1	Form of First Supplemental Indenture by and between the Registrant and Wilmington Trust Company, with respect to the 6 1/2% Senior Notes due 2014, including the Form of the 6 1/2% Senior Note which is an exhibit thereto.